                                                                               .
                                                                               .
                                                                               .
EXHIBIT 7

TRANSACTIONS IN UNITS OF BENEFICIAL INTEREST OF THE TRUST DURING THE PAST 60
DAYS.

         The Reporting Persons engaged in the following transactions in Units of the Trust during the past 60 days.

                                         QUANTITY         PURCHASE                          TYPE OF
DATE OF TRANSACTION     PURCHASER        PURCHASED         PRICE       PRICE PER UNIT     TRANSACTION
-------------------- ---------------- ---------------- --------------- --------------- ------------------
                                                                                          Open Market
     10/09/03            MOSHLP               117,000        6,435.00            0.06      Purchase
-------------------- ---------------- ---------------- --------------- --------------- ------------------
                                                                                          Open Market
     10/10/03            MOSHLP                30,100        1,655.50            0.06      Purchase
-------------------- ---------------- ---------------- --------------- --------------- ------------------
                                                                                          Open Market
     10/13/03            MOSHLP                60,000        3,300.00            0.06      Purchase
-------------------- ---------------- ---------------- --------------- --------------- ------------------
                                                                                          Open Market
     10/14/03            MOSHLP                 5,000          285.00            0.06      Purchase
-------------------- ---------------- ---------------- --------------- --------------- ------------------
                                                                                          Open Market
     10/17/03            MOSHLP                 2,500          156.25            0.06      Purchase
-------------------- ---------------- ---------------- --------------- --------------- ------------------
                                                                                          Open Market
     10/22/03            MOSHLP                75,800        4,169.00            0.06      Purchase
-------------------- ---------------- ---------------- --------------- --------------- ------------------
                                                                                          Open Market
     10/23/03            MOSHLP               100,000        5,500.00            0.06      Purchase
-------------------- ---------------- ---------------- --------------- --------------- ------------------
                                                                                          Open Market
     10/24/03            MOSHLP                 3,000          185.00            0.06      Purchase
-------------------- ---------------- ---------------- --------------- --------------- ------------------
                                                                                          Open Market
     10/27/03            MOSHLP                 7,300          401.50            0.06      Purchase
-------------------- ---------------- ---------------- --------------- --------------- ------------------
                                                                                          Open Market
     11/10/03            MOSHLP                 1,100           48.13            0.04      Purchase
-------------------- ---------------- ---------------- --------------- --------------- ------------------
                                                                                          Open Market
     11/13/03            MOSHLP                65,000        2,925.00            0.05      Purchase
-------------------- ---------------- ---------------- --------------- --------------- ------------------
                                                                                          Open Market
     11/18/03            MOSHLP                12,033          595.64            0.05      Purchase
-------------------- ---------------- ---------------- --------------- --------------- ------------------
                                                                                          Open Market
     11/20/03            MOSHLP                10,000          495.00            0.05      Purchase
-------------------- ---------------- ---------------- --------------- --------------- ------------------
                                                                                          Open Market
     11/25/03            MOSHLP                83,700        4,143.15            0.05      Purchase
-------------------- ---------------- ---------------- --------------- --------------- ------------------
                                                                                          Open Market
     11/26/03            MOSHLP                75,000        3,712.50            0.05      Purchase
-------------------- ---------------- ---------------- --------------- --------------- ------------------
                                                                                          Open Market
     12/03/03            MOSHLP               150,000        6,385.50            0.04      Purchase